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                                                                     Exhibit 5.1




                              BABIRAK, ALBERT,
                           VANGELLOW & CARR, P.C.
                           ----------------------
                       ATTORNEYS AND COUNSELORS AT LAW
PHONE: (202) 467-0920                                   Offices Also Located In:
 FAX: (202) 318-4486         1828 L Street, N.W.        -----------------------
                                 Suite 1000                     Maryland
                           Washington, D.C. 20036               Virginia
   E-MAIL ADDRESS:                                              London, England
  ncarr@bavcpc.com


  INTERNET ADDRESS:
   www.bavcpc.com

                                 October 7, 2003


Board of Directors
Guardian Technologies International, Inc.
21351 Ridgetop Circle
Suite 300
Dulles, Virginia  20166

         RE:      REGISTRATION STATEMENT ON FORM S-8
                 -----------------------------------

Gentlemen:

         We have acted as counsel to Guardian Technologies International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), relating to the issuance of 150,000 shares of common stock, $.001 par value per share (the "Common Stock"), to J. Andrew Moorer pursuant to a consulting agreement by and between the Company and Mr. Moorer, dated July 30, 2003 (the "Moorer Consulting Agreement"), the issuance of 80,000 shares of Common Stock to Clifford L. Neuman, Esq., pursuant to the terms of a consulting agreement by and between the Company and Mr. Neuman, dated September 10, 2003 (the "Neuman Consulting Agreement"), the issuance of 100,000 shares of Common Stock to Mr. Barry Davis pursuant to a consulting agreement by and between the Company and Mr. Davis, dated September 23, 2003 (the "Davis Consulting Agreement"), and the issuance of 100,000 shares of Common Stock to Mr. A.B. Goldberg pursuant to a consulting agreement by and between the Company and Mr. Goldberg, dated September 30, 2003 (the "Goldberg Consulting Agreement").

         We have examined the Moorer Consulting Agreement, the Neuman Consulting Agreement, the Davis Consulting Agreement, the Goldberg Consulting Agreement, the Certificate of Incorporation, as amended, and the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

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         Based upon the foregoing, we are of the opinion that the 150,000 shares of Common Stock to be issued to Mr. Moorer pursuant to the Moorer Consulting Agreement, the 80,000 shares of Common Stock to be issued to Mr. Neuman pursuant to the Neuman Consulting Agreement, the 100,000 shares of Common Stock to be issued to Mr. Davis pursuant to the Davis Consulting Agreement, and the 100,000 shares of Common Stock to be issued to Mr. Goldberg pursuant to the Goldberg Consulting Agreement and which shares are the subject of the Registration Statement have been duly authorized and, when issued in accordance with the respective consulting agreement, will be duly authorized, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         BABIRAK, ALBERT, VANGELLOW & CARR, P.C.



                                         /s/ Neil R.E. Carr, Member



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